UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2010

Date of Report
(Date of earliest event reported)

Diversified Secure Ventures Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52638	20-44412118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Weston Road, Suite 629
Toronto, Ontario M6M 4R2
Canada

(Address of principal executive offices)

414-525-6872
(Registrant's telephone number, including area code)

(Former name and former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

Effective April 27, 2010, Diversified Secure Ventures Corp. (the “Company”) (formerly called Secure Runway Systems Corp.) entered into a Joint Venture Agreement with Mineral Resource and Technical Consulting, Inc. (“MRTC”) for the purpose of acquiring and holding gold mining claims and property interests in Nevada, Utah and Arizona.  It is intended that the ownership of any mining claims or property interests be held in the name of Robert L. Hawkins as a nominee and the agent of the joint venture.  MRTC will contribute its proprietary listings and research data of prospect mining properties, and the Company will contribute cash in the amount of $250,000 and 500,000 shares of common stock of the Company.  The Company is required to contribute $25,000 on the date of the Agreement, and $225,000 payable $75,000 within 60 days of the Agreement and $150,000 on or before August 31, 2010. Subsequently, Edward Minnema has been appointed as a Director of MRTC, and holds no interest in MRTC except on behalf of Diversified secure Ventures Corp.

The net profits of the joint venture are allocated 65% to MRTC and 35% to the Company.

Section 9 – Financial Statements and Exhibits

(a)	Exhibits

Exhibit 10.1	Joint Venture Agreement dated April 27, 2010, with Mineral Resource and Technical Consulting, Inc.

Exhibit 10.2 Amendment to Joint Venture Agreement July 29, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Secure Ventures Corp.

Date: January 24, 2010	By:	/s/ Edward Minnema
Edward Minnema, Chief Executive Officer and